UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2006

MARGO CARIBE, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	000-15336	66-0550881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico
(Address of Principal Executive Offices, Including Zip Code)

(787) 883-2570
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01(b)	Changes in Registrant’s Certifying Accountant

On September 25, 2006, the Company’s Audit Committee approved the engagement of Horwath Vélez & Co. PSC as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006 and to review the unaudited interim consolidated financial statements for the first three quarters of 2006.

During the Company’s two most recent fiscal years and during the subsequent interim periods through the date of the engagement, the Company did not consult with Horwath Vélez & Co. PSC regarding (i) either the application of accounting principles to a specific completed or contemplated transaction; or the type of audit opinion that might be rendered on the Company’s financial statements; nor was either written or oral advisee provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (each as described in item 304 of Regulation S-B) in connection with the performance of services by the Company’s former independent registered public accounting firm.

On September 25, 2006, the Company issued a press release summarizing the matters discussed above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated September 25, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARGO CARIBE, INC.

Date: September 26, 2006	By:	/s/ Jose R. Vázquez
	Name:	Jose R. Vázquez
	Title:	Chief Financial Officer

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